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                                                                   EXHIBIT 23.03




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



The Owners of The Crescent:

        We consent to the incorporation by reference herein in this Registration Statement on Form S-3 of Crescent Real Estate Equities Company (formerly known as Crescent Real Estate Equities, Inc.) of our report dated February 28, 1994 relating to the combined financial statements of The Crescent as of and for the year ended December 31, 1993, which financial statements are included in the Annual Report on Form 10-K of Crescent Real Estate Equities, Inc. for the year ended December 31, 1995, and the reference to our firm under the heading "Experts" in the prospectus.


                                        KPMG Peat Marwick LLP




Dallas, Texas
February 7, 1997